Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2021 FIRST QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, April 29, 2021-- LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its first quarter ended March 31, 2021.

Net income available to common stockholders was $13.6 million, or $0.35 per diluted share, for the 2021 first quarter, compared with $63.4 million, or $1.60 per diluted share, for the same period in 2020. Funds from Operations (“FFO”) was $24.3 million for the 2021 first quarter, compared with $29.2 million for the comparable 2020 period. FFO per diluted common share was $0.62 and $0.74 for the quarters ended March 31, 2021 and 2020, respectively. Excluding non-recurring items, FFO was $25.1 million and $29.2 million for the quarters ended March 31, 2021 and 2020, respectively. Funds available for distribution (“FAD”) was $24.6 million for the 2021 first quarter compared with $28.5 million for the 2020 first quarter.

First quarter 2021 results were impacted by the following:

•	Net loss on sale of $773,000 compared with a net gain on sale of $43.9 million during the first quarter of 2020;

•	A $758,000 non-recurring, non-cash write-off of straight-line rent as a result of transitioning an operator’s lease to cash-basis accounting;

•	Decreased rental income as a result of Senior Lifestyle Corporation’s (“Senior Lifestyle”) nonpayment of lease obligations during the quarter, partially offset by the re-leasing of 11 properties in the portfolio;

•	Decreased rental income from abated and deferred rent, net of repayment, a one-time 50% reduction of 2021 rent and interest escalations in recognition of operators’ increased costs due to COVID-19, and lower property tax revenue associated with certain operators’ non-payment of rent and escrows, partially offset by higher rental income from acquisitions, completed developments and Anthem Memory Care; and

•	Lower interest.

During the first quarter of 2021, LTC completed the following:

•	Transitioned 11 assisted living communities previously leased to Senior Lifestyle to two operators. These communities are located in Wisconsin, Ohio and Illinois. Total cash rent expected under these master lease agreements is $5.2 million for the first lease year, $7.1 million for the second lease year, and $7.3 million for the third lease year, escalating by 2% annually thereafter;

•	Applied Senior Care Centers, LLC’s (“Senior Care”) and Abri Health Services, LLC’s (collectively, the “Lessee”) security deposits under the master lease to rent. Also, LTC sent a notice of default to the Lessee followed by a notice of termination of the master lease to be effective April 17, 2021. At the time of the April 16, 2021 bankruptcy filings by the Lessee, LTC was in the process of transitioning the portfolio to Texas-based HMG Healthcare, LLC (“HMG”) pursuant to a master lease, subject to various conditions precedent, including Lessee’s (and its sublessee affiliates’) compliance with the transition obligations under LTC’s existing master lease, with a goal to complete the transition by the end of the second quarter of 2021;

•	Reduced 2021 rent and interest escalations by 50% to support eligible operators during the continuing COVID-19 crisis. The rent and interest escalation reduction were given in the form of a rent and interest credit. During the first quarter of 2021, LTC recognized a decrease of $292,000 in GAAP revenue and a $1.2 million decrease in funds available for distribution and expects the escalation reductions to reduce GAAP revenue by approximately $170,000, $34,000 and $32,000 during the second, third and fourth quarters of 2021, respectively, and to reduce funds available for distribution by approximately $133,000 in the second quarter of 2021;

•	Through the end of the 2021 first quarter, rent deferrals were $1.1 million, net of $21,000 of deferred rent repayments. Excluding the rent credit related to the rent escalation reduction discussed above, abated rent was $600,000;

•	Sold a closed previously impaired assisted living community in Florida and recognized a net loss on sale of $861,000;

•	Funded $1.0 million in capital improvement projects at a weighted average rate of 6.1%;

•	Funded its remaining preferred equity investment commitment of $8.0 million to develop a 267-unit independent and assisted living community in Washington state, which was entered into during the third quarter of 2020;

•	Received $1.6 million related to the payoff of a mezzanine loan;

•	Received $936,000 related to the payoff of a note receivable;

•	Paid $7.0 million in regular scheduled principal payments under its 4.5% senior unsecured notes; and

•	Borrowed $17.0 million under its unsecured revolving line of credit at 1.3%.

Subsequent to March 31, 2021, LTC completed the following:

•	Provided $367,000 of deferred rent, net of repayment and $319,000 of rent abatement in April 2021 and agreed to provide rent deferrals and abatements up to $800,000 for each of May and June 2021;

•	Paid down $5.0 million under its unsecured revolving line of credit; and

•	Transitioned a memory care community in Colorado previously operated by Senior Lifestyle to an operator new to us. The new master lease has a 5-year term with $150,000 of cash rent starting in the second year and $300,000 in the third lease year and escalating by 2% annually thereafter.

Conference Call Information

LTC will conduct a conference call on Friday, April 30, 2021, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended March 31, 2021. The conference call is accessible by telephone and the internet. Interested parties may access the live conference call via the following:

Webcast	www.LTCreit.com
USA Toll-Free Number	1-877-510-2862
International Toll-Free Number	1-412-902-4134
Canada Toll-Free Number	1-855-669-9657

Additionally, an audio replay of the call will be available one hour after the live call and through May 14, 2021 via the following:

USA Toll-Free Number	1-877-344-7529
International Toll-Free Number	1-412-317-0088
Canada Toll-Free Number	1-855-669-9658
Conference Number	10153311

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds 180 investments in 27 states with 30 operating partners. The portfolio is comprised of approximately 60% seniors housing and 40% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020
	(unaudited)
Revenues:
Rental income	$31,973	$38,035
Interest income from mortgage loans	7,922	7,777
Interest and other income	385	598
Total revenues	40,280	46,410

Expenses:
Interest expense	6,972	7,710
Depreciation and amortization	9,877	9,669
(Recovery) provision for credit losses	(9)	1
Transaction costs	92	70
Property tax expense	3,981	4,223
General and administrative expenses	5,033	5,100
Total expenses	25,946	26,773

Other operating income:
(Loss) gain on sale of real estate, net	(773)	43,854
Operating income	13,561	63,491
Income from unconsolidated joint ventures	289	231
Net income	13,850	63,722
Income allocated to non-controlling interests	(88)	(89)
Net income attributable to LTC Properties, Inc.	13,762	63,633
Income allocated to participating securities	(120)	(263)
Net income available to common stockholders	$13,642	$63,370

Earnings per common share:
Basic	$0.35	$1.60
Diluted	$0.35	$1.60

Weighted average shares used to calculate earnings per
common share:
Basic	39,100	39,539
Diluted	39,179	39,541

Dividends declared and paid per common share	$0.57	$0.57

Supplemental Reporting Measures

FFO and FAD are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2021	2020
GAAP net income available to common stockholders	$13,642	$63,370
Add: Depreciation and amortization	9,877	9,669
Add/(Less): Loss (gain) on sale of real estate, net	773	(43,854)
NAREIT FFO attributable to common stockholders	24,292	29,185

Add: Non-recurring items	758 (1)	—
FFO attributable to common stockholders, excluding non-recurring items	$25,050	$29,185

NAREIT FFO attributable to common stockholders	$24,292	$29,185
Non-cash income:
Less: straight-line rental income	(682)	(839)
Add: amortization of lease costs	112	101
Add: Other non-cash contra revenue	758 (1)	—
Less: Effective interest income from mortgage loans	(1,744)	(1,523)
Net non-cash income	(1,556)	(2,261)

Non-cash expense:
Add: Non-cash compensation charges	1,852	1,777
Less: Capitalized interest	—	(191)
Net non-cash expense	1,852	1,586

Funds available for distribution (FAD)	$24,588	$28,510

(1) Represents a straight-line rent receivable write-off.

NAREIT Basic FFO attributable to common stockholders per share	$0.62	$0.74
NAREIT Diluted FFO attributable to common stockholders per share	$0.62	$0.74

NAREIT Diluted FFO attributable to common stockholders	$24,412	$29,185
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,374	39,541

Diluted FFO attributable to common stockholders, excluding non-recurring items	$25,170	$29,185
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	39,374	39,541

Diluted FAD	$24,708	$28,510

Weighted average shares used to calculate diluted FAD per share	39,374	39,541

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	March 31, 2021	December 31, 2020
ASSETS	(unaudited)	(audited)
Investments:
Land	$126,331	$127,774
Buildings and improvements	1,314,707	1,324,227
Accumulated depreciation and amortization	(354,623)	(349,643)
Operating real estate property, net	1,086,415	1,102,358
Properties held-for-sale, net of accumulated depreciation: 2021—$3,512; 2020—$0	4,512	—
Real property investments, net	1,090,927	1,102,358
Mortgage loans receivable, net of loan loss reserve: 2021—$2,592; 2020—$2,592	257,282	257,251
Real estate investments, net	1,348,209	1,359,609
Notes receivable, net of loan loss reserve: 2021—$137; 2020—$146	13,577	14,465
Investments in unconsolidated joint ventures	19,340	11,340
Investments, net	1,381,126	1,385,414

Other assets:
Cash and cash equivalents	8,201	7,772
Debt issue costs related to bank borrowings	1,104	1,324
Interest receivable	34,491	32,746
Straight-line rent receivable	24,377	24,452
Lease incentives	2,349	2,462
Prepaid expenses and other assets	3,655	5,316
Total assets	$1,455,303	$1,459,486

LIABILITIES
Bank borrowings	$106,900	$89,900
Senior unsecured notes, net of debt issue costs: 2021—$619; 2020—$658	552,521	559,482
Accrued interest	3,347	4,216
Accrued expenses and other liabilities	27,764	30,082
Total liabilities	690,532	683,680

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2021—39,362; 2020—39,242	394	392
Capital in excess of par value	851,150	852,780
Cumulative net income	1,402,537	1,388,775
Cumulative distributions	(1,497,714)	(1,474,545)
Total LTC Properties, Inc. stockholders’ equity	756,367	767,402
Non-controlling interests	8,404	8,404
Total equity	764,771	775,806
Total liabilities and equity	$1,455,303	$1,459,486